EXHIBIT 10.1

AMENDMENT NO. 2

TO THE

MEMBERSHIP INTEREST PURCHASE AGREEMENT

AMENDMENT NO. 2 TO THE MEMBERSHIP INTEREST PURCHASE AGREMENT, dated December 18, 2017 among 1847 Fitness, Inc., a Delaware corporation (the “Buyer”), Central Florida Health Clubs, LLC d/b/a Gold’s Gym Orlando, a Florida limited liability company (“CFHC”), CLFL, LLC d/b/a Gold’s Gym Clermont, a Florida limited liability company (“CLFL”), MTDR LLC d/b/a Gold’s Gym Mt. Dora, a Florida limited liability company (“MTDR”), SCFL, LLC d/b/a Gold’s Gym St. Cloud, a Florida limited liability company (“SCFL,” and together with CFHC, CLFL, MTDR, each a “Company” and collectively, the “Companies”), and the Sellers listed on the signature page hereto (the “Sellers” and collectively with the Buyer and the Companies, the “Parties”).

BACKGROUND

A. The Parties have previously entered into that certain Membership Interest Purchase Agreement, dated as of July 7, 2017, as amended by Amendment No. 1 to the Membership Interest Purchase Agreement, dated November 7, 2017 (as amended, the “Membership Interest Purchase Agreement”).

B. The Parties desire to amend the Membership Interest Purchase Agreement to increase the Cash Portion of the Purchase Price, to provide for a non-refundable deposit, to modify the Closing Date provisions and to make certain other amendments related thereto.

C. Pursuant to Section 8.3 of the Membership Interest Purchase Agreement, the Membership Interest Purchase Agreement may be amended by the Parties only by an instrument in writing signed on behalf of the Buyer, the Companies and the Sellers.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to the following:

1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Membership Interest Purchase Agreement, as applicable.

1

2. Amendments.

A. The first paragraph of Section 2.1 of the Membership Interest Purchase Agreement is hereby deleted in its entirety and the following is hereby substituted in its stead:

“Purchase and Sale of the Interests. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing each Seller will contribute, sell, transfer and deliver to the Buyer, and the Buyer will purchase and receive from each Seller, all the Interests set forth opposite such Seller’s name on Exhibit A for an aggregate purchase price consisting of (a) Fourteen Million Five Hundred Thousand Dollars ($14,500,000) in cash, (b) the Gross-Up Amount (as defined below), if any, in cash, (c) the Buyer Shares (as defined below), and (d) the Buyer Note (as defined below) (collectively, the “Purchase Price”), payable as described below.”

B. Section 2.1(a) of the Membership Interest Purchase Agreement is hereby deleted in its entirety and the following is hereby substituted in its stead:

“(a) The cash portion of the Purchase Price shall be Fourteen Million Five Hundred Thousand Dollars ($14,500,000) payable by the Buyer at the Closing through the delivery to the Sellers of cash in immediately available funds (the “Cash Portion”). On or before January 3, 2018, Buyer hereby agrees to pay to the Sellers a non-refundable deposit in the amount of $50,000 (the “Deposit”). At Closing, the Deposit shall be applied towards the Cash Portion of the Purchase Price.”

C. The following sentence is hereby added at the end of Section 2.3 of the Membership Interest Purchase Agreement:

“Notwithstanding anything in this Agreement to the contrary, the Closing shall not occur prior to February 1, 2018.”

D. Section 8.1(c) of the Membership Interest Purchase Agreement is hereby deleted in its entirety.

E. The following new sentence is hereby added at the end of Section 8.1 of the Membership Interest Purchase Agreement:

“This Agreement shall automatically terminate (x) if the Deposit is not received by the Sellers on or prior to January 3, 2018 or (y) if the Closing does not occur on or prior to February 28, 2018.”

F. The phrase “by either the Sellers or the Buyer” is hereby deleted from Section 8.2 of the Membership Interest Purchase Agreement.

3. Effect of Amendment. Except as amended as set forth above, the Membership Interest Purchase Agreement shall continue in full force and effect.

4. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5. Governing Law. This Amendment will be governed by, and construed and enforced in accordance with, the Laws of the State of Florida, without giving effect to any choice of Law or conflict of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Florida.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 2 to the Membership Interest Purchase Agreement as of the date first written above.

BUYER:

1847 FITNESS, INC.

By:	/s/ Ellery Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

COMPANIES:

CENTRAL FLORIDA HEALTH CLUBS, LLC

By:	/s/ Pleasant A. Lewis
Name:	Pleasant A. Lewis III
Title:	Manager

CLFL, LLC

By:	/s/ Pleasant A. Lewis
Name:	Pleasant A. Lewis III
Title:	Manager

MTDR LLC

By:	/s/ Pleasant A. Lewis
Name:	Pleasant A. Lewis III
Title:	Manager

SCFL, LLC

By:	/s/ Pleasant A. Lewis
Name:	Pleasant A. Lewis III
Title:	Manager

3

SELLERS:

/s/ Pleasant A. Lewis
PLEASANT A. LEWIS III

/s/ Kenneth L. Cummings
KENNETH L. CUMMINGS

GGWH INVESTOR GROUP, LLC

By:	/s/ Brett Bossung
Name:	Brett Bossung
Title:	Authorized Signatory

GGWH-CLE INVESTOR GROUP, LLC

By:	/s/ Brett Bossung
Name:	Brett Bossung
Title:	Authorized Signatory

GGWH-MTDR, LLC

By:	/s/ Brett Bossung
Name:	Brett Bossung
Title:	Authorized Signatory

GGWH-STC, LLC

By:	/s/ Brett Bossung
Name:	Brett Bossung
Title:	Authorized Signatory

4